UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2015, a First Amendment to Lease Agreement was executed between Hallmark Financial Services, Inc. (the “Registrant”) and BRI 1849 Legacy, LLC (as successor-by-assignment to Legacy Tech IV Associates Limited Partnership). The amendment is effective January 1, 2015. The amendment covers 23,941 square feet of office space in a building located at 6500 Pinecrest Drive, Plano, Texas. The amendment extends the expiration date of the lease until December 31, 2020. The average base rent is $29,218 per month for the term of the amendment. Prior to execution of the First Amendment to Lease Agreement, there was no material relationship between the Registrant or any of its affiliates and any other party to the agreement.

The foregoing description of the First Amendment to Lease Agreement is qualified in its entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	First Amendment to Lease Agreement between BRI 1849 Legacy, LLC and Hallmark Financial Services, Inc. dated January 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

		By:	/s/ Jeffrey R. Passmore
Date:	January 20, 2015		Jeffrey R. Passmore, Chief Accounting Officer